Exhibit 10.5

PepsiAmericas, Inc. Supplemental Pension Plan

As Amended and Restated Effective January 1, 2001

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS

ARTICLE II	PARTICIPATION
2.1	Eligibility

ARTICLE III	EXCESS RETIREMENT AND DEATH BENEFITS
3.1	Amount of Pension Benefits
3.2	Amount of Survivor Benefits
3.3	Pre-Effective Date Benefits
3.4	Benefits Transferred from PEP
3.5	Freezing of Benefits

ARTICLE IV	VESTING AND FORFEITURES
4.1	Fully Vested Deferral Accounts

ARTICLE V	DISTRIBUTIONS
5.1	Form and Timing of Distributions
5.2	Procedures for Elections
5.3	Survivor Benefit
5.4	Cashout Distributions
5.5	Prior to 1999
5.6	Payments of Pension and Survivor Benefit Due to an Investment Grade Rating Change
5.7	Payment of Pension Due to a Change of Control

ARTICLE VI	AMENDMENT
6.1	Prior to a Change of Control
6.2	After a Change of Control

ARTICLE VII	TERMINATION

ARTICLE VIII	ADMINISTRATION
8.1	Authority to Administer Plan
8.2	Facility of Payment
8.3	Claims Procedure for Claims Made Prior to January 1, 2002
8.4	Claims Procedure for Claims Made on and after January 1, 2002
8.5	Notices to Participants, Etc.
8.6	Notices to Benefit Trust Committee

ARTICLE IX	MISCELLANEOUS PROVISIONS
9.1	Expenses
9.2	Indemnification and Exculpation
9.3	Funding
9.4	Corporate Action
9.5	Interests not Transferable
9.6	Effect on Other Benefit Plans
9.7	Legal Fees and Expenses
9.8	Deduction of Taxes from Amounts Payable
9.9	Facility of Payment
9.10	Merger

TABLE OF CONTENTS (cont.)

9.11	Gender and Number
9.12	Invalidity of Certain Provisions
9.13	Headings
9.14	Governing Law

PepsiAmericas, Inc. Supplemental Pension Plan

PepsiAmericas, Inc., effective January 1, 2001 ("Effective Date"), adopts and restates the Pepsi-Cola General Bottlers, Inc. Supplemental Pension Plan ("Plan").

As amended and restated, (a) the Plan's new name will be the PepsiAmericas, Inc. Supplemental Pension Plan; and (b) the Plan will represent a master plan for adoption by participating employers to create a separate plan for its employees.

Effective January 1, 2001, the Plan is adopted only by PepsiAmericas, Inc. and Pepsi-Cola General Bottlers, Inc. and its participating subsidiaries.

This plan is intended, with respect to each participating employer, to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") and in part to be an excess benefit plan described in section 3(36) of ERISA.

Effective as provided herein, the accruals of all benefits under this Plan are ended December 31, 2001, except as otherwise provided herein.

ARTICLE I DEFINITIONS

The following sections of this Article I provide basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

1.1	"Actuarial Equivalent" means an amount equal in value to the benefit replaced as determined (i) in accordance with the terms of the Pension Plan with respect to the determination of any form of benefit other than a single sum, or (ii) with respect to a single sum distribution, by: (A) using an assumed annual discount rate equal to the weekly average, as of the last full week of the fourth calendar month prior to the month containing the date the single sum will be paid, of the Bond Buyer's Average of 20 Municipal Bonds, rounded to the nearest 1/4%, as published weekly by the Federal Reserve Bank of St. Louis and (B) assuming the payee lives for the duration of his life expectancy where such life expectancy is calculated according to the UP94 Mortality Table.

1.2	"Advance Election" means a Participant's election to receive his or her Pension Benefit as a Single Lump Sum or an Installment Form of Payment, made in compliance with the requirements of Section 5.2 of this Plan.

1.3	"Appendix" means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of this Plan.

1.4	"Beneficiary" means, with respect to the Survivor Benefit payable upon the death of a Participant, any person designated by the Participant (actually or by default) to receive any Death Benefit which is payable with respect to the death of a Participant under the Pension Plan.

1.5	"Benefit Trust Committee" means the Benefit Trust Committee appointed pursuant to the terms of the Trust which will have the power to manage and control the operation and administration of this Plan.

1.6	"Board of Directors" means the board of directors of the Company or the Parent.

1.7	"Change of Control" means, determined separately for each Participating Employer, an event which shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Parent, if one exists, or the Participating Employer in which either the Parent or the Participating Employer, respectively, is not the continuing or surviving corporation or pursuant to which shares of the Parent's or the Participating Employer's common stock are converted into cash, securities or other property, other than a merger in which the holders of the Parent's or the Participating Employer's common stock, respectively, immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of either the Parent or the Participating Employer, or (ii) the shareholders of either the Parent or the Participating Employer shall approve any plan or proposal for such corporation's liquidation or dissolution, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Parent, Participating Employer or their subsidiaries, or any employee benefit plan sponsored by the Parent, the Participating Employer or their subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of either the Parent or the Participating Employer representing twenty-five percent (25%) or more of the combined voting power of the Parent's or the Participating Employer's, respectively, then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Participating Employer shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Parent's or the Participating Employer's shareholders, respectively, of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; provided however, notwithstanding (i), (ii), (iii) or (iv) above, the proposed transaction wherein PepsiCo, Inc. would acquire a less than fifty percent (50%) interest in the common stock of Whitman Corporation or its successor by merger shall not constitute a "Change of Control."

1.8	"Company" means PepsiAmericas, Inc. or any successor entity by operation of law or any successor entity which affirmatively adopts the Plan, the Trust and the obligations of PepsiAmericas, Inc. with respect to the Plan and the Trust.

1.9	"Compensation" means, with respect to each Participating Employer, for purposes of computing the Pension Benefit, a Participant's "Compensation," as defined in the Pension Plan. Notwithstanding the preceding sentence, Compensation shall be determined

(a)	without regard to the Compensation Limit;

(b)	by including a Participant's MIC Award paid or payable during the Plan Year (whether or not payment of all or a portion of the MIC Award is deferred by the Participant to a later Plan Year) but will not include that portion of an MIC Award plus earnings paid during the same Plan Year as a result of an earlier election to defer payment of such portion of the MIC Award;

(c)	by including a Participant's LTIP Cash Account paid or payable during the Plan Year (whether or not all or a portion of the LTIP Cash Account payment is deferred by the Participant to a later Plan Year) but will not include that portion of an LTIP Cash Account plus earnings paid during the same Plan Year as a result of an earlier election to defer payment of such portion of the LTIP Cash Account; and

(d)	by including Employee Savings Deferrals deferred during the Plan Year.

1.10	"Compensation Committee" means the Compensation Committee of the Board of Directors.

1.11	"Compensation Limit" means the limitation on the amount of Compensation which may be considered after application of Code section 401(a)(17).

1.12	"Death Benefit" means a monthly (or single sum) benefit payable to a Beneficiary and determined in accordance with the Pension Plan.

1.13	"Designated Participant" means an individual on the list of Employees set forth in an Appendix to the Pension Plan as not being an eligible employee for the purpose of the Pension Plan.

1.14	"Effective Date" means January 1, 2001.

1.15	"Eligible Employee" means with respect to each Participating Employer for a Plan Year regarding the Pension Benefit, each Employee who is a participant in the Pension Plan.

1.16	"Employee" means any person who is considered to be an employee of a Participating Employer pursuant to the personnel policies of the Participating Employer; and on and after a Change of Control, who renders services as a common law employee to the Participating Employer.

1.17	"Employee Savings Deferral" means the amount identified by the same term in, and which the Participant has contributed to, the PepsiAmericas, Inc. Supplemental Savings Plan for the Plan Year.

1.18	"Employer" means a member of the same controlled group of corporations, within the meaning of Section 414(b) and (c) of the Code, as the Company.

1.19	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.20	"Installment Form of Payment" means, with respect to his or her Single Lump Sum form payment the Pension Benefit, the term of five (5) years over which to pay such Single Lump Sum form of the Pension Benefit in annual installments during the 5-year period, with each installment being equal to the amount necessary to amortize such Single Lump Sum in five (5) equal installments using an interest rate equal to the discount rate that was used in determining the amount of the Single Sum Payment.

1.21	"Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, any subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

1.22	"Investment Grade Rating" means a rating either (a) at or above Baa3 by Moody's Investors Service, Inc. or (b) at or above BBB by Standard & Poor's Corporation, or the prevailing equivalent ratings at the time.

1.23	"Long Term Incentive Plan" means the plan designated as such and adopted by each Participating Employer.

1.24	"LTIP Cash Account" means the vested account under the Long Term Incentive Plan which is payable after the end of its vesting period and which the Participant has not elected to have paid in the form of options to purchase shares of PepsiAmericas, Inc. common stock.

1.25	"Maximum Annual Benefit Limitation" means the limitation imposed by Code section 415 on benefits payable by defined benefit pension plans qualified under Code section 401(a) including application of the combination limitations of Code section 415(e) to cause a further reduction, if any, of such benefits.

1.26	"MIC Award" means the amount of award payable to a Participant under the PepsiAmericas, Inc. Management Incentive Compensation Plan.

1.27	"Notice Date" means the date established by the Benefit Trust Committee as the deadline for it to receive an Advance Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

1.28	"Parent" means any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any employee benefit plan sponsored by the Parent or a Participating Employer, (i) having directly or indirectly a beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Participating Employer representing twenty-five percent (25%) or more of the combined voting power of the Participating Employer's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors; and (ii) with an Investment Grade Rating.

1.29	"Participant" means an Eligible Employee who begins to participate in this Plan after completing the eligibility requirements. An individual will remain a Participant until the payment of his or her Pension Benefit, if any, is completed (or made in a Single Lump Sum). A "Grandfathered Participant" means a Participant who: (a) is an Employee on December 31, 2001; (b) has attained age 50 and has ten (10) years of Continuous Service under the Pension Plan as of December 31, 2001, or who is Disabled under the Pension Plan on December 31, 2001; and (c) who is included on a list to be compiled under the Pension Plan as of January 1, 2002.

1.30	"Participating Employer" means PepsiAmericas, Inc. and Pepsi-Cola General Bottlers, Inc.

1.31	"Payment Date" means the date a Participant's Retirement Benefit, or if applicable, a Beneficiary's Death Benefit, payable from the Pension Plan is distributed or commences to be distributed.

1.32	"Pension Benefit" means the monthly (or Single Lump Sum) Pension Benefit payable under this Plan to a Participant.

1.33	"Pension Plan" means the PepsiAmericas, Inc. Pension Plan for Salaried Employees and any Successor Plan.

1.34	"Plan" means the PepsiAmericas, Inc. Supplemental Pension Plan, as it may be validly amended from time to time.

1.35	"Plan Year" means the annual accounting period of this Plan which ends on each December 31.

1.36	"Retirement Benefit" means a monthly (or single sum) accrued benefit payable under the Pension Plan.

1.37	"Single Lump Sum" means the distribution of a Participant's total Pension Benefit in an Actuarial Equivalent present value form of a single payment.

1.38	"Spouse" means a person who is considered the Participant's Spouse under the Pension Plan.

1.39	"Successor Plan" means a tax-qualified, retirement plan described in section 401(a) of the Code into which the assets and liabilities have been merged or transferred in accordance with section 414(1) of the Code and section 208 of ERISA from the Pension Plan and which provides benefits, options, features and rights, each comparable in material respects to those available in the Pension Plan.

1.40	"Survivor Benefit" means a monthly (or Single Lump Sum) benefit payable to a Beneficiary and determined in accordance with this Plan.

1.41	"Termination of Employment" occurs when a person ceases to be an Employee as determined by the personnel policies of the Participating Employer; provided however, transfer of employment from a Participating Employer, or from one affiliate of a Participating Employer, to another affiliate of a Participating Employer shall not constitute a Termination of Employment for purposes of this Plan. If a person would cease to be an Employee because of a Change of Control, solely for the purpose of this Plan, such person will not be considered to have incurred a Termination of Employment if the person's successor employer, either expressly or by operation of law, assumes the Plan and Trust, the obligations and liabilities of the Plan and Trust with respect to such Participating Employer, and agrees to the responsibilities of the such Participating Employer under the Plan and Trust.

1.42	"Trust" means the trust created by the PepsiAmericas, Inc. Benefit Trust Agreement as it may be validly amended from time to time.

ARTICLE II PARTICIPATION

2.1	Eligibility. On or after the Effective Date:

(a)	Participant on the Effective Date. Each person who has a balance in his or her Accounts as of the Effective Date shall be a Participant as of the Effective Date.

(b)	Other Eligible Employee. Each other Eligible Employee will become a Participant with respect to the Plan Year in which he or she becomes an Eligible Employee; provided however, on or after January 1, 1999, a person who was an Employee prior to becoming an Eligible Employee will become a Participant as of the first day of the Plan Year commencing on or after the date he or she became an Eligible Employee.

ARTICLE III EXCESS RETIREMENT AND DEATH BENEFITS

3.1	Amount of Pension Benefits. Effective on and after the Effective Date, a Pension Benefit (reduced by the Actuarial Equivalent of any payments under Section 5.6) will be paid under this Plan, commencing on the Payment Date and to be paid in the same form as the Retirement Benefit elected by such Participant under the Pension Plan, or if the Participant has not made such an election under the Pension Plan, then in the automatic form of payment of the Retirement Benefit, to a Participant in an annual amount payable monthly equal to the amount by which (a) exceeds (b):

(a)	The amount of the annual Retirement Benefit the Participant would have been entitled to receive under the Pension Plan (1) had the Pension Plan (and any other plan referenced by the Pension Plan for the purpose of determining an "Offset Benefit" as defined in the Pension Plan) not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan; and, if applicable, (2) had the Participant not been excluded from being an "Eligible Employee" by being listed on an Appendix to the Pension Plan (and any other plan referenced by the Pension Plan for the purpose of determining an "Offset Benefit" as defined in the Pension Plan). For purposes of this Section 3.1(a), the compensation used for determining a Retirement Benefit payable from the Pension Plan (and any other plan referenced by the Pension Plan for the purpose of determining an "Offset Benefit" as defined in the Pension Plan) shall mean Compensation as defined in this Plan for a Plan Year.

(b)	The amount of the annual Retirement Benefit payable monthly which the Participant is entitled to receive under the Pension Plan, if it were to commence on the Payment Date and to be paid in the same form of payment as (a).

3.2	Amount of Survivor Benefit. Effective on and after the Effective Date, a Survivor Benefit (reduced to reflect the Actuarial Equivalent of any payments to the Participant of the Beneficiary or to such Beneficiary under Section 5.6) will be paid under this Plan, commencing on the Payment Date and paid in the same form as the Death Benefit, to a Beneficiary of a deceased Participant in an annual amount payable monthly equal to the amount by which (a) exceeds (b):

(a)	The amount of the annual Death Benefit the Beneficiary of a deceased Participant would have been entitled to receive under the Pension Plan (1) had the Pension Plan not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan; and, if applicable, (2) had the Participant not been excluded from being an "Eligible Employee" by being listed on an Appendix to the Pension Plan. For purposes of this Section 5.2(a), the compensation used for determining a Death Benefit payable from the Pension Plan means Compensation as defined in this Plan for a Plan Year.

(b)	The amount of the annual Death Benefit payable monthly which the Beneficiary of a deceased Participant is entitled to receive under the Pension Plan commencing on the Payment Date and paid in the same form of payment as (a).

3.3	Pre-Effective Date Benefits. Any Pension Benefit or Survivor Benefit accrued by a Participant prior to the Effective Date, who is never an Eligible Employee after the Effective Date, shall be determined and paid solely under the terms of the ERP as it existed prior to the Effective Date.

3.4	Benefits Transferred from PEP. Effective as of the Effective Date, this Plan assumes, in Sections 3.1 and 3.2, the liabilities and obligations as of the Effective Date, accrued by a Participant as of the Effective Date, under the PepsiCo Pension Equalization Plan, but only if and to the extent there is a transfer of liabilities and assets to the Pension Plan from the PepsiCo Salaried Employees Retirement Plan prior to January 1, 2002, with respect to such Participant.

3.5	Freezing of Benefits. Notwithstanding anything in this Plan to the contrary, a Participant's Pension Benefit or a Beneficiary's Survivor Benefit shall be calculated by freezing each at their December 31, 2001 levels; provided however, that the Pension Benefit and Survivor Benefit with respect to a Participant who is a Grandfathered Participant shall be calculated by freezing only the Compensation of such a Participant as of their December 31, 2001 levels.

ARTICLE IV VESTING AND FORFEITURES

4.1	Fully Vested Deferral Accounts.

A Participant shall be fully vested and have a nonforfeitable right to his or her Pension Benefit at the same time and to the same extent as the Participant's Retirement Benefit is vested under the Pension Plan.

ARTICLE V DISTRIBUTIONS

Benefits payable under this Plan shall be paid in the form and time prescribed below.

5.1	Form and Timing of Distributions. This section shall govern the form and timing of distributions of Pension Benefits that begin on or after the Effective Date. Plan distributions that begin before the Effective Date shall be governed by the prior terms of the ERP. The provisions of this Section 5.1 are in all cases subject to the cashout rules set forth in Section 5.4.

(a)	No Advance Election: This subsection shall apply to a Participant who does not have an Advance Election in effect as of the close of business on the day before his or her Termination of Employment and for whom Sections 5.6 and 5.7 do not apply. Subject to the next sentence, a Participant described in this subsection shall be paid his or her Pension Benefit in the same form and at the same time as he or she is paid his or her Retirement Benefit under the Pension Plan (disregarding that portion of the Retirement Benefit paid in a Single Lump Sum). If a Participant's Payment Date occurs while he or she is still an employee of the Participating Employer (because of the time of payment provisions in Code Section 401(a)(9)), payment under the Plan shall not begin until the first of the month next following the Participant's Termination of Employment and the form of payment under this Plan shall remain the Installment Form of Payment for fifteen (15) years.

(b)	Advance Election in Effect: This subsection shall apply to a Participant: (i) who has an Advance Election in effect as of the close of business on the day before his or her Termination of Employment, (ii) whose Termination of Employment is after the Effective Date, and (iii) if Sections 5.6 or 5.7 do not apply. To be in effect, an Advance Election must meet the advance receipt and other requirements of Section 5.2.

(1)	Lump Sum Election: If a Participant covered by this subsection has an Advance Election to receive a Single Lump Sum in effect as of the close of business on the day before his or her Termination of Employment, the Participant's Pension Benefit under the Plan shall be paid as a Single Lump Sum as of the first of the month coincident with or next following his or her Termination of Employment.

(2)	Installment Election: If a Participant covered by this subsection has an Advance Election to receive an Installment Form of Payment in effect as of the close of business on the day before his or her Termination of Employment, the Participant's Pension Benefit under the Plan shall be paid in an Installment Form of Payment beginning on the first of the month coincident with or next following his or her Termination of Employment.

5.2	Procedures for Elections. This section sets forth the procedures for making Advance Elections.

(a)	In General: To qualify as an Advance Election for purposes of Section 5.1, an election must be made in writing, on the form designated by the Benefit Trust Committee, and must be signed by the Participant. These requirements also apply to any revocations of such elections. Spousal consent is not required for any election (or revocation of election) under the Plan.

(b)	Advance Election: To qualify as an Advance Election, an election must be made on or after the Effective Date, and meet the following requirements:

(1)	Election: The Participant shall designate on the Advance Election form whether the Participant elects to take his Retirement Benefit in the form of an Installment Form of Payment or a Single Lump Sum.

(2)	Receipt by Benefit Trust Committee: The Advance Election must be received by the Benefit Trust Committee before the start of the calendar year containing the Participant's Termination of Employment, and at least six (6) months before the Termination of Employment. An election that meets the foregoing requirements shall remain effective until it is changed or revoked.

(3)	Change or Revocation of Election: A Participant may change an Advance Election by filing a new Election that meets the foregoing requirements. A Participant may revoke an Advance Election only by filing a revocation that is received by the Benefit Trust Committee before the start of the calendar year containing the Participant's Termination of Employment, and at least six (6) months before the Termination of Employment.

Any Advance Election by a Participant shall be void if the Participant is not entitled to a Pension Benefit.

5.3	Survivor Benefit. This section shall govern the form and timing of distributions of Survivor Benefits that begin on or after the Effective Date. Plan distributions that begin before the Effective Date shall be governed by the prior terms of the ERP. The provisions of this Section 5.3 are in all cases subject to the cashout rules set forth in Section 5.4. The Survivor Benefit payable to the Beneficiary of a Participant who is entitled to a Pension Benefit and who dies on or after the Participant's Payment Date shall be in the form selected by the Participant commencing as of such Payment Date. Where a Participant who is entitled to a Pension Benefit dies prior to his Payment Date, the form of payment of his or her Spouse's Survivor Benefit shall be the same as the form of payment of any Death Benefit payable under the Pension Plan.

5.4	Cashout Distributions.

(a)	Distribution of Participant's Pension Benefit: If at a Participant's Termination of Employment, the Single Lump Sum value of the Participant's Pension Benefit is equal to or less than $20,000, the Benefit Trust Committee shall distribute to the Participant such Single Lump Sum value.

(b)	Distribution of Pre-Retirement Spouse's Survivor Benefit: If at the Participant's date of death, the Single Lump Sum value of the Beneficiary's Survivor Benefit to be paid is equal to or less than $20,000, the Benefit Trust Committee shall distribute to the Beneficiary such Single Lump Sum.

Any Single Lump Sum distributed under this section shall be in lieu of the Pension Benefit or Survivor Benefit that otherwise would be distributable to the Participant or Beneficiary hereunder.

5.5	Prior to 1999. The timing and form of payment of a Pension Benefit or Survivor Benefit with respect to a Participant or Beneficiary as of any date of determination prior to the Effective Date, shall be determined by the terms and provisions of the ERP as of such date.

5.6	Payments of Pension and Survivor Benefit Due to an Investment Grade Rating Change. Notwithstanding Sections 5.1 or 5.3, the following shall apply:

(a)	Pension Benefit Prior to Payment Date. If, prior to a Change of Control or more than three (3) years after a Change of Control, either (1) the Participating Employer or (2) the Parent, is rated below an Investment Grade Rating and the Participant's Payment Date has not occurred, then on such date of rating below Investment Grade Rating, and on each December 31 after such date and prior to the date the Participating Employer and the Parent both have an Investment Grade Rating, a single sum payment shall be made immediately to such Participant of the amount by which the Actuarial Equivalent of (1) exceeds the sum of (2) plus (3):

(1)	the amount determined in Section 3.1(a) based upon the assumption that (A) the Participant has a nonforfeitable right to his Retirement Benefit from the Pension Plan, (B) the Participant incurs a Termination of Employment as of the date of determination, and (C) the Retirement Benefit payable from the Pension Plan would commence upon the earliest date of payment allowed under the Pension Plan immediately following such Termination of Employment.

(2)	the Actuarial Equivalent of the amount determined in Section 3.1(b) based upon the same assumptions as those in Section 5.6(a)(1).

(3)	the Actuarial Equivalent of amounts paid to such Participant based on any prior determination date pursuant to Section 5. 6(a)(1).

(b)	Pension Benefit After Payment Date. On or after the Payment Date of a Participant's Pension Benefit, if either (1) the Participating Employer or (2) the Parent is rated below an Investment Grade Rating, then a Single Lump Sum payment of such unpaid Pension Benefit shall be made immediately to such Participant.

(c)	Survivor Benefit. If either (1) the Participating Employer or (2) the Parent is rated below an Investment Grade Rating, then a Beneficiary who is receiving, or would as of such date otherwise be eligible to commence to receive a Survivor Benefit shall be paid immediately an Single Lump Sum payment of such unpaid Survivor Benefit.

5.7	Payment of Pension Due to a Change of Control. On and after a Change of Control involving the Parent or a Participating Employer and notwithstanding Sections 5.1 or 5.3, the following shall apply:

(a)	Termination of Employment. Upon Termination of Employment of a Participant within three (3) years following a Change of Control, a single sum payment shall be made immediately to such Participant of the amount by which the Actuarial Equivalent of (1) exceeds (2) plus (3):

(1)	the amount determined in Section 3.1(a) based upon the assumption that (A) the Participant has a nonforfeitable right to his Retirement Benefit from the Pension Plan, (B) the Participant's early Retirement Benefit under the Pension Plan is determined using the Table of reduction factors that would have been available to such Participant had he or she not incurred a Termination of Employment until the third (3rd) anniversary of the Change of Control date and based upon the Participant's age as of the Payment Date, and (C) the Retirement Benefit payable from the Pension Plan would commence upon the earliest date of payment allowed under the Pension Plan.

(2)	the Actuarial Equivalent of the amount determined in Section 3.1(b) based upon the same assumptions as those in Section 5.7(a)(1) except (A).

(3)	the Actuarial Equivalent of any amounts previously paid to the Participant under Section 5.6.

(b)	Investment Grade Rating Within Three Years. If, within three (3) years following a Change of Control, either (1) the Participating Employer or (2) the Parent, if any, is rated below an Investment Grade Rating, then a Single Lump Sum payment shall be made immediately to such Participant of an amount determined in Section 5.7(a) hereof as if such Participant had incurred a Termination of Employment as of such date the rating drops below an Investment Grade Rating.

ARTICLE VI AMENDMENT

6.1	Prior to a Change of Control. The Company reserves the right to amend this Plan with respect to the Pension Benefit (or Survivor Benefit) accrued as a liability of each Participating Employer from time to time by action of the Board of Directors, but without the written consent of each Participant and Beneficiary of a deceased Participant, no such action may reduce or relieve the Participating Employer of any obligation with respect to any Pension Benefit (or Survivor Benefit) accrued by such Participant (or Beneficiary) as of the date of such amendment, except to the extent such amendment is required by written opinion of counsel to the Company to avoid recognition of income by a Participant or Beneficiary subject to federal income taxation.

6.2	After a Change of Control. This Plan may not be amended with respect to the Pension Benefit (or Survivor Benefit) accrued as a liability of each Participating Employer maintained by a Participating Employer following a Change of Control for that Participating Employer without the consent of affected Participants of such Participating Employer; however, this Section 6.2 will not apply to the Pension Benefit (or Survivor Benefit) accrued as a liability by Participating Employers not involved in a Change of Control.

ARTICLE VII TERMINATION

The Company, by action of the Board of Directors, reserves the right to terminate this Plan with respect to the Pension Benefit (or Survivor Benefit) accrued as a liability of each Participating Employer, provided the Participating Employer pays to each Participant and Beneficiary, on such date of termination of this Plan, the Single Lump Sum value of a Participant's unpaid Pension Benefit (or of a Beneficiary's unpaid Survivor Benefit) as of the date of termination shall be paid as soon as administratively possible; provided however, for this purpose a Participant's Pension Benefit shall be equal to the amount by which the Actuarial Equivalent of (1) exceeds (2) plus (3):

(1)	the amount determined in Section 3.1(a) based upon the assumption that (A) the Participant has a nonforfeitable right to his Retirement Benefit from the Pension Plan, (B) the Participant's early Retirement Benefit under the Pension Plan is determined using the Table of reduction factors that would have been available to such Participant had he or she not incurred a Termination of Employment until the day preceding his or her sixty-fifth (65th) birthday and based upon the Participant's age as of the Payment Date, and (C) benefits payable from the Pension Plan would commence upon the earliest date of payment allowed under the Pension Plan.

(2)	the Actuarial Equivalent of the amount determined in Section 3.1(b) based upon the same assumptions as those in subsection (a)(1) above except (A).

(3)	the Actuarial Equivalent of any amounts previously paid to the Participant under Section 5.6.

ARTICLE VIII ADMINISTRATION

8.1	Authority to Administer Plan. The Plan shall be administered by the Benefit Trust Committee, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. The Benefit Trust Committee shall maintain Plan records and make benefit calculations, and may rely upon information furnished it by the Participant in writing, including the Participant's current mailing address, age and marital status. The Benefit Trust Committee's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

8.2	Facility of Payment. Whenever, in the Benefit Trust Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Benefit Trust Committee may make payments to such person or to the legal representative of such person for his or her benefit, or the Benefit Trust Committee may apply the payment for the benefit of such person in such manner as it considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.3	Claims Procedure for Claims Made Prior to January 1, 2002.

(a)	Initial Review of Claim. If any individual believes that he has improperly been excluded from participation in the Plan, or if a Participant believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Benefit Trust Committee. Such a claim will be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Benefit Trust Committee will review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, mail written notice by registered or certified mail to the claimant of the decision with respect to the claim. If special circumstances require an extension of time, the claimant will be so advised in writing mailed within the initial 90-day period and in no event will such an extension exceed 90 days. The notice of the decision with respect to the claim will be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan, including a notice that: (i) the claimant or his or her duly authorized representative may request a review of the denial in accordance with the procedures set forth in subsection (b) of this Section, (ii) the claimant may have reasonable access to pertinent documents, and (iii) the claimant may submit comments in writing to the Benefit Trust Committee.

(b)	Appeal of Claim. Within 60 days after notice of the denial has been received by the claimant, the claimant or his or her duly authorized representative may request a review of the denial by the Benefit Trust Committee by filing with the Benefit Trust Committee, a written request for such review. If a request is so filed, review of the denial will be made by the Benefit Trust Committee within 60 days after receipt of such request, unless special circumstances require an extension of time, and the claimant will be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant will be so advised in writing mailed within the initial 60-day period and in no event will an extension exceed 60 days. The notice of the Benefit Trust Committee's final decision will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and will be written in a manner calculated to be understood by the claimant.

8.4	Claims Procedure for Claims Made on and after January 1, 2002.

(a)	Definitions. For purposes of this Section 8.4, the following words or phrases in quotes when capitalized will have the meaning set forth below:

(1)	"Adverse Benefit Determination" means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

(2)	"Claim" means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan's procedures for filing Claims, as described in this Section 8.4.

(3)	"Claimant" is defined in Section 8.4(b)(2).

(4)	"Notice" or "Notification" means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

(5)	"Relevant Documents" include documents, records or other information with respect to a Claim that:

(A)	were relied upon by the Benefit Trust Committee in making the benefit determination

(B)	were submitted to, considered by or generated for, the Benefit Trust Committee in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Benefit Trust Committee in making the benefit determination;

(C)	demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(D)	constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant's circumstances, without regard to whether such advice was relied upon by the Benefit Trust Committee in making the benefit determination.

(b)	Procedure for Filing a Claim. In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).

(1)	Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Benefit Trust Committee) and delivered, along with any supporting comments, documents, records and other information, to the Benefit Trust Committee in person, or by mail postage paid, to the address for the Benefit Trust Committee provided in the Summary Plan Description.

(2)	Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this section as a "Claimant"). However, the Benefit Trust Committee may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

(c)	Initial Claim Review. The initial Claim review will be conducted by the Benefit Trust Committee, with or without the presence of the Claimant, as determined by the Benefit Trust Committee in its discretion. The Benefit Trust Committee will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant. In reviewing the Claim, the Benefit Trust Committee will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan's claims and appeals procedures within the past 24 months.

(d)	Initial Benefit Determination.

(1)	The Benefit Trust Committee will notify the Claimant of the Benefit Trust Committee's determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Benefit Trust Committee.

(2)	The Benefit Trust Committee may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial-90 day period, of circumstances requiring the extension of time and the date by which the Benefit Trust Committee expects to render a decision.

(e)	Manner and Content of Notification of Adverse Benefit Determination.

(1)	The Benefit Trust Committee will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.

(2)	The Notification will set forth in a manner calculated to be understood by the Claimant:

(A)	The specific reason or reasons for the Adverse Benefit Determination;

(B)	Reference to the specific provision(s) of the Plan on which the determination is based;

(C)	Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

(D)	A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(f)	Procedure for Filing a Review of an Adverse Benefit Determination.

(1)	Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Benefit Trust Committee within 60 days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Benefit Trust Committee (or in such other manner acceptable to the Benefit Trust Committee); provided, however, that if the Benefit Trust Committee does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Benefit Trust Committee at the address listed in the Summary Plan Description.

(2)	A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

(g)	Review Procedures for Adverse Benefit Determinations.

(1)	The Benefit Trust Committee will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(2)	The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(3)	The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

(h)	Timing and Notification of Benefit Determination on Review. The Benefit Trust Committee will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant's request for review, unless the Benefit Trust Committee determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Benefit Trust Committee determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Benefit Trust Committee expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Benefit Trust Committee is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(i)	Manner and Content of Notification of Benefit Determination on Review.

(1)	The Benefit Trust Committee will provide a written or electronic Notice of the Plan's benefit determination on review, in accordance with applicable Department of Labor regulations.

(2)	The Notification will set forth:

(A)	The specific reason or reasons for the Adverse Benefit Determination;

(B)	Reference to the specific provision(s) of the Plan on which the determination is based;

(C)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(D)	A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(j)	Statute of Limitations. No cause of action may be brought by a Claimant who has received an Adverse Benefit Determination later than two years following the date of such Adverse Benefit Determination.

8.5	Notices to Participants, Etc. Any notice, report or statement given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan will be deemed to have been duly given, made or transmitted when sent via messenger, delivery service, facsimile or mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Benefit Trust Committee. A Participant or other person may record any change of his or her address from time to time by following the procedures established by the Benefit Trust Committee.

8.6	Notices to Benefit Trust Committee. Any written direction, notice or other communication from Participants or any other person entitled to or claiming benefits under the Plan to the Benefit Trust Committee will be deemed to have been duly given, made or transmitted either when delivered to such location as will be specified upon the forms prescribed by the Benefit Trust Committee for the giving of such direction, notice or other communication or when otherwise received by the Benefit Trust Committee.

ARTICLE IX MISCELLANEOUS PROVISIONS

9.1	Expenses. The expenses of administering this Plan shall be borne by each Participating Employer, as determined by the Benefit Trust Committee.

9.2	Indemnification and Exculpation. The members of the Benefit Trust Committee, its agents and officers, directors and employees of the Company and each Participating Employer shall be indemnified and held harmless by each Participating Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Participating Employer's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

9.3	Funding. While all benefits payable under this Plan with respect to Participants of a Participating Employer constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust shall be subject to the claims of the general creditors of each Participating Employer in the event of such corporation's insolvency, to be used as a reserve for the discharge of that Participating Employer's obligations under this Plan to its Participants. Any payments made to a Participant under the separate trust for his or her benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Participating Employer. The amounts payable under this Plan shall be reflected on the accounting records of the Participating Employer with respect to its Participants but shall not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this Section. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Participating Employer may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company, a Participating Employer, the Parent or Compensation Committee and a Participant, Beneficiary or any other person. Neither a Participant nor Beneficiary shall acquire any interest greater than that of an unsecured, general creditor. Neither the Company, the Parent nor another Participating Employer will have any liability for the Pension Benefit (or Survivor Benefit) of a Participant of a different Participating Employer, nor will the assets of any trust held for the benefit of the Company or another Participating Employer be used to pay the Pension Benefit (or Survivor Benefit) of a Participant of a different Participating Employer.

9.4	Corporate Action. Any action required of or permitted by the Company under this Plan shall be by resolution of its Board of Directors, the Compensation Committee or any person or persons authorized by resolution of such Compensation Committee.

9.5	Interests not Transferable. Amounts payable under the Plan or the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on a Participating Employer. A Participating Employer shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

9.6	Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company, the Parent or any Participating Employer. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

9.7	Legal Fees and Expenses. After a Change of Control, the Participating Employer involved in the Change of Control shall pay all reasonable legal fees and expenses which the Participant or a Beneficiary may incur as a result of the Participating Employer's contesting the validity, enforceability or the Participant's interpretation of, or determinations made under, this Plan or the Trust with respect to Pension Benefits (or Survivor Benefits) of that Participating Employer.

9.8	Deduction of Taxes from Amounts Payable.

(a)	Distribution. The Participating Employer shall deduct from the amount to be distributed such amount as the Participating Employer, in its sole discretion, deems proper to protect the Participating Employer against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Participating Employer may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

(b)	Withholding. The Participating Employer may withhold whatever taxes (including FICA, state or federal taxes) it, in its sole discretion, deems proper to protect the Participating Employer against liability for the payment of such withholding taxes and out of the money so deducted, the Participating Employer may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant, or if none, from the Participant's Pension Benefit hereunder.

9.9	Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Benefit Trust Committee in such matters shall be final, binding, and conclusive upon the Company, Participating Employer and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company, Participating Employer and the Benefit Trust Committee shall not be under any duty to see to the proper application of such payments.

9.10	Merger. This Plan shall be binding and enforceable with respect to the obligation of each Participating Employer against any successor to such Participating Employer by operation of law or by express assumption of the Plan, and such successor shall be substituted hereunder for the Participating Employer.

9.11	Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

9.12	Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

9.13	Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

9.14	Governing Law. This Plan shall be governed by the laws of the State of Delaware.